Exhibit 99.1

Open Text Announces Preliminary First Quarter 2005

Financial Results

WATERLOO, ON—October 5th, 2004—Open Text™ Corporation (Nasdaq: OTEX; TSX: OTC), the world’s largest provider of enterprise content management (ECM) software, today announced preliminary financial results for its first fiscal quarter ended September 30, 2004.(1)

Based on preliminary financial data for its first fiscal quarter, the Company expects to report total revenue in the range of $84.0 to $86.0 million. Earnings per share (EPS) for the quarter is expected to be in the range of $0.03 to $0.06 on an adjusted basis, and in the range of ($0.04) to ($0.01) on a GAAP basis.(2)

“Our first quarter results were impacted by a number of varying-sized deals that did not close during the quarter. While we are disappointed in our first quarter results, we see no material change to the ECM environment, and our guidance for the fiscal 2005 year is unchanged,” stated Tom Jenkins, Open Text’s CEO.

The Company emphasizes that these results are unaudited and preliminary, and its actual results may vary. Final results for the first quarter of fiscal 2005 will be reported by the Company on October 28, 2004.

Teleconference Call

Open Text will host a conference call on October 5th, 2004, at 5:00 p.m. EST to discuss its preliminary financial results.

Date:	Tuesday, October 5th, 2004
Time:	5:00 p.m. EST/2:00 p.m. PT
Length:	60 minutes
Where:	416-640-1907

Please dial-in approximately 10 minutes before the teleconference is scheduled to begin. A replay of the call will be available beginning October 5th, at 7:00 p.m. EST through 11:59 p.m. on October 19th, 2004 and can be accessed by dialing 416-640-1917 and using pass code #21096990.

For more information or to listen to the call via Web cast, please use the following link: www.opentext.com/investor/investor_events/

About Open Text

Open Text™ is the market leader in providing Enterprise Content Management (ECM) solutions that bring together people, processes and information in global organizations. Throughout its history, Open Text has matched its tradition of innovation with a track record of financial strength and growth. Today, the company supports more than 17 million seats across 13,000 deployments in 67 countries and 12 languages worldwide. For more information on Open Text, go to: www.opentext.com

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Forward-looking statements in this press release regarding the Company’s total revenue, EPS on an adjusted basis and EPS on an GAAP basis, for the fiscal quarter ended September 30, 2004 and guidance for the Company’s fiscal year ending June 30, 2005 are not promises or guarantees and are subject to risks and uncertainties that could cause our actual results to differ materially from those anticipated. The Company cautions you not to place undue reliance upon any such forward-looking statements, which speak only as of the date made. Forward-looking statements relate to, among other things, the future performance of Open Text, the benefits of any acquisition, the strength of the Company’s pipeline, the Company’s growth and profitability prospects, the potential for growth in the ECM market and its estimated size, the Company’s position in the market and future opportunities therein, the benefits of the Company’s products to be realized by customers, the demand for and the extent of deployment of the Company’s products. Forward-looking statements may also include, without limitation, any statement relating to future events, conditions or circumstances. The risks and uncertainties that may affect forward-looking statements include, among others, risks involved in the completion and integration of acquisitions, the possibility of fluctuations in currency exchange rates, the possibility of technical, logistical or planning issues in connection with deployments, the continuous commitment of the Company’s customers, demand for the Company’s products and other risks detailed from time to time in the Company’s filings with the Securities and Exchange Commission (SEC), including the Company’s Form 10-K for the year ended June 30, 2004. Forward-looking statements are based on management’s beliefs and opinions at the time the statements are made, and the Company does not undertake any obligations to update forward-looking statements should circumstances or management’s beliefs or opinions change.

Copyright © 2004 by Open Text Corporation. LIVELINK, LIVELINK MEETINGZONE, and OPEN TEXT are trademarks or registered trademarks of Open Text Corporation in the United States of America, Canada, the European Union and/or other countries. This list of trademarks is not exhaustive. Other trademarks, registered trademarks, product names, company names, brands and service names mentioned herein are property of Open Text Corporation or other respective owners.

Notes

(1)    All dollar amounts in this press release are in US Dollars unless otherwise indicated.

(2)    The Company uses the financial measure adjusted EPS and adjusted net income to supplement its consolidated financial statements, which are presented in accordance with US GAAP. The presentation of adjusted EPS and adjusted net income is not meant to be a substitute for net income per share presented in accordance with GAAP, but rather should be evaluated in conjunction with such GAAP measure. Adjusted EPS and adjusted net income are calculated as net income (or per share, as applicable), excluding the following estimated amounts (a) the amortization of acquired intangible assets net of tax ($4.0 million), (b) other income, gain (loss) on investments (nil), (c) income tax on equity gain (nil) (d) restructuring charges including charges that will be incurred as a result of the acquisition of IXOS (nil). All of the aforementioned amounts are provided net of tax and extraordinary gains or losses. The term adjusted EPS and adjusted net income does not have a standardized meaning prescribed by GAAP, and therefore the Company’s definition is unlikely to be comparable to similar measures presented by other companies. The Company’s management believes that the presentation of adjusted EPS and adjusted net income provides useful information to investors because it excludes non-operational charges and is a better indication of Open Text’s profitability or expected profitability from recurring operations. The items excluded from the computation of adjusted EPS and adjusted net income, which are otherwise included in the determination of net income per share prepared in accordance with GAAP, are items that Open Text does not consider to be meaningful in evaluating the Company’s past financial performance or future prospects and may hinder a comparison of its period-to-period profitability.

On August 31, 2004, the Company provided guidance for the Company’s fiscal year ending June 30, 2005 (FY05) (which commenced July 1, 2004), indicating that the Company expects revenue of $420 to $450 million with adjusted EPS of $1.10 to $1.30.

The guidance presented is based on (a) financial information prepared by Open Text consistent with the manner in which it reports its revenue, adjusted EPS and net income per share in accordance with GAAP and (b) the assumptions referred to in this note (2). This guidance assumes minimal fluctuations of currency exchange rates.

The following assumptions of Company management are an integral part of the guidance presented for FY05. These assumptions represent the current expectations of Open Text but must be considered preliminary as they will be reviewed and revised, perhaps materially, based upon Open Text’s assessment of the operations of IXOS. Open Text’s actual results for future periods may vary from the guidance presented and such variations may be material.

(a)    The guidance assumes a fully diluted share count for the fiscal year ending June 30, 2005 of 57.6 million shares.

(b)    Guidance for adjusted EPS and net income per share is calculated on a fully-diluted basis, giving effect to the exercise of the common share purchase warrants issued.

(c)    Income taxes are assumed at a rate in the mid 20% range on a GAAP net income basis.

(d)    Assumptions have been made concerning revenue growth and income tax rates that will be in effect and which may change depending upon both the timing and jurisdiction of future revenues.

The Company has provided a reconciliation in note (2) above of its guidance for adjusted EPS to net income per share, which is the most comparable financial measure calculated and presented in accordance with GAAP. With respect to amortization of acquired intangible assets, the Company has retained the services of an independent valuator to assist in the valuation of intangible assets acquired through the business combination with IXOS. The Company estimates that the additional amortization will be approximately $2.5 million per quarter (net of tax) for the next 5 to 7 years and is based on previous experience with similar transactions. The specific amount of this amortization expense for future periods will be determined once this valuation work is completed.

For more information, please contact:

Greg Secord

Director, Investor Relations

Open Text Corporation

+1-519-888-7111 ext.2408

gsecord@opentext.com

Anne Marie Rahm

Director, Investor Relations

Open Text Corporation

+1-617-204-3359

arahm@opentext.com

Alan Hoverd

Chief Financial Officer

Open Text Corporation

+1-905-762-6222

ahoverd@opentext.com